Exhibit 10.15

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the "AGREEMENT") is made and entered into in this 10th day of March, 2009, by and between Brockington Securities, Inc. ("LENDER"), and Assured Pharmacy, Inc., a Nevada corporation ("BORROWER").

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.
LINE OF CREDIT. Lender hereby establishes for a period extending to March 9, 2010 (the “MATURITY DATE”) a revolving line of credit (the "CREDIT LINE") for Borrower in the principal amount of Three Hundred Thousand Dollars ($ 300,000.00) (the "CREDIT LIMIT"). In connection herewith, Borrower shall execute and deliver to Lender a Promissory Note in the amount of the Credit Limit and in form and content satisfactory to Lender. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "ADVANCE") shall become part of the principal of said Promissory Note. The agreement can be extended for a period of twelve months upon mutual consent amongst the Borrower and Lender.

2.
ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its president or any vice president to request Advances. Lender may deposit or credit the amount of any requested Advance to Borrower's bank account. Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates. The funds from the Advances will be used by the Borrower for operating expenses in connection with the operations of the Borrower.

3.
 INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the rate of Twelve percent (12%) per annum, simple interest (the "EFFECTIVE RATE").

4.
 REPAYMENT. Borrower shall pay accrued interest on the outstanding principal balance at any time without penalty: provided, however, that no partial prepayment shall relieve the borrower from the obligation of repayment of the entire unpaid principal together with any accrued interest and other unpaid charges or fees. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

5.	REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

a. Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Nevada with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

b. Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

c. The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

d. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

6.	EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

a. failure to pay any principal or interest hereunder within ten (10) days after the same becomes due;

 b. Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

c. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 6.

d. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e. Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

7.
 REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of New York. Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

EXECUTED on the day and year first written above.

Borrower:

Assured Pharmacy, Inc.

By:   /s/  Brett Cormier
               Brett Cormier
Title:      Chief Financial Officer

Lender:

Brockington Securities, Inc.

By: /s/  Vincent Montenegro
              Vincent Montenegro
Title:     Director of Operations

Promissory Note

$300,000.00	March 10, 2009

This Promissory Note (the "NOTE") is made and executed as of the date referred to above, by and between Assured Pharmacy Inc., a Nevada corporation (the "BORROWER"), and Brockington Securities, Inc. ("LENDER"). By this Note, the Borrower promises and agrees to pay to the order of Lender, at [***] at such other place as Lender may designate in writing, the principal sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00), or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the "LOAN AGREEMENT") of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, both before and after judgment, at the rate of 12 percent (12%) per annum, simple interest.

Borrower shall pay accrued interest on the outstanding principal balance under the Note on a monthly basis until paid in full. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on March 9, 2010 (the "MATURITY DATE"). Note can be renewed for a period of twelve months upon mutual consent amongst the Borrower and Lender.

Prepayment in whole or part may occur at any time hereunder without penalty; provided that the Lender shall be provided with not less than ten (10) days notice of the Borrower's intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

An event of default will occur if any of the following events occurs: (a) failure to pay any principal or interest hereunder within ten (10) days after the same becomes due; (b) if any representation or warranty made by Borrower in the Loan Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Agreement, other than a default constituting a separate and distinct event of default under Paragraph 7 of the Loan Agreement; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

 In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys' fees. This Note shall be governed by and construed and enforced in accordance with the laws of New York.

The Borrower:	Assured Pharmacy Inc.

By: /s/ Brett Cormier Brett Cormier
Title: Chief Financial Officer

Lender:	Brockington Securities Inc.,

By: /s/ Vincent Montenegro Vincent Montenegro Title: Director of Operations

MODIFICATION AND EXTENSION AGREEMENT

This MODIFICATION AND EXTENSION AGREEMENT (this “Agreement”) made as of the 10th day of March, 2010 is entered into by and between Assured Pharmacy, Inc., a Nevada corporation having its principal place of business at 2595 Dallas Parkway, Frisco, Texas 75034 (hereinafter referred to as “the Borrower) and Brockington Securities, Inc., a New York corporation having its principal place of business at  2805 Veterans Highway, Ronkonkoma, NY 11779 (hereinafter “the Lender”).

WITHNESSTH:

WHEREAS, the Borrower and the Lender entered into a certain Revolving Line of Credit Agreement dated March 10, 2009, which is attached hereto and made apart hereof by this reference (The Credit Agreement is for a principal of  $ 300,000); and

WHEREAS, the Parties desire to enter into this Agreement to modify certain provisions of the Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
The Term Period of the Agreement as set forth in Section 1 on page 1 of the Revolving Line of Credit Agreement is hereby modified and extended for a period of twelve calendar months commencing the date of this AGREEMENT and thereafter can be extended for a further period of Twelve months by mutual consent amongst the Borrower and the Lender.

2.	The rate of Interest will remain unchanged at 12% per annum.

3.	Except as provided herein, the terms and provisions of the Revolving Line of Credit Agreement shall remain unchanged and shall remain in full force and effect.

4.	This Agreement may be executed in any number of counterparts. All such counterparts shall be construed together and shall constitute one instrument.

IN WITNESS WHEREOF, this Agreement is executed as of the date written above.

BORROWER:	LENDER:

Assured Pharmacy, Inc.	Brockington Securities,Inc.

By: /s/ Brett Cormier Brett Cormier	By: /s/ Vincent Montenegro Vincent Montenegro
Its: Chief Financial Officer	Its: Director of Operations

MODIFICATION AND EXTENSION AGREEMENT

This MODIFICATION AND EXTENSION AGREEMENT (this “Agreement”) made as of the 10th day of March, 2011 is entered into by and between Assured Pharmacy, Inc., a Nevada corporation having its principal place of business at 2595 Dallas Parkway, Frisco, Texas 75034 (hereinafter referred to as “the Borrower) and Brockington Securities, Inc., a New York corporation having its principal place of business at 2805 Veterans Highway, Ronkonkoma, NY 11779 (hereinafter “the Lender”).

WITHNESSTH:

WHEREAS, the Borrower and the Lender entered into a certain Revolving Line of Credit Agreement dated March 10, 2009 and its Modification And Extension Agreement dated March 10, 2010, which are attached hereto and made apart hereof by this reference (The Credit Agreement is for a principal of  $ 300,000); and

WHEREAS, the Parties desire to enter into this Agreement to modify certain provisions of the Agreement.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

5.
The Term Period of the Agreement as set forth in Section 1 on page 1 of the Revolving Line of Credit Agreement is hereby modified and extended up to March 09, 2012  commencing the date of this AGREEMENT and thereafter can be extended for a further period of Twelve months by mutual consent amongst the Borrower and the Lender.

6.	The rate of Interest will remain unchanged at 12% per annum.

7.	Except as provided herein, the terms and provisions of the Revolving Line of Credit Agreement shall remain unchanged and shall remain in full force and effect.

8.	This Agreement may be executed in any number of counterparts. All such counterparts shall be construed together and shall constitute one instrument.

IN WITNESS WHEREOF, this Agreement is executed as of the date written above.

BORROWER:	LENDER:

Assured Pharmacy, Inc.	Brockington Securities,Inc.

By: /s/ Brett Cormier Brett Cormier	By: /s/ Vincent Montenegro Vincent Montenegro
Its: Chief Financial Officer	Its: Director of Operations

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, dated as of November __, 2010 (this “Agreement”), by and between by Assured Pharmacy, Inc., a Nevada corporation (the “Borrower”) and Brockington Securities, Inc., a New York corporation (the “Lender”), amends that revolving line of credit agreement, dated March 10, 2009 (the “Line of Credit”), as amended pursuant to the terms of that certain modification and extension agreement dated March 10, 2010 (the “Line of Credit Amendment” and together with the Line of Credit, the “Prior Agreements”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Line of Credit, the Lender agreed to establish a Line of Credit for Borrower for a period extending to March 10, 2010.

WHEREAS, pursuant to the terms of the Line of Credit Amendment, the Lender agreed to extend the Line of Credit for a period extending to March 10, 2011.

WHEREAS, the parties desire to amend the Line of Credit to extend the term of the Line of Credit from March 10, 2011 to June 30, 2012.

NOW THEREFORE, in consideration of the mutual benefits accruing to Lender and Company and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.            DEFINITIONS.

Defined terms not herein defined shall have the meaning set forth in the Line of Credit.

2.             AMENDMENT.

2.1           Amendment to the Line of Credit.  The first sentence of Section 1 is hereby amended in its entirety to the Line of Credit to be and read as follows:

“1.  LINE OF CREDIT.  Lender hereby establishes for a period extending to June 30, 2012 (the “MATURITY DATE”) a revolving line of credit (the “Credit Line”) for Borrower in the principal amount of Three Hundred Thousand Dollars ($300,000.00) the (“Credit Limit”).”

2.2          Effect on Prior Agreements. Subject to the amendment provided herein, all of the terms and conditions of the Prior Agreements shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Prior Agreements or of any right, power or remedy of the Lender, or constitute a waiver of any provision of the Prior Agreements (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  The Lender reserve all rights, remedies, powers, or privileges available under the Prior Agreements, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Prior Agreements or any other document, instrument and/or agreement executed or delivered in connection therewith.

3.            MISCELLANEOUS.

3.1          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

3.2          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof.

3.3          Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

3.4          Counterparts/Execution.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

3.5          Further Assurances

. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.6           Notices.  Any notice, demand or request required or permitted to be given by the respective parties hereto pursuant to the terms of this Agreement shall delivered in accordance with the terms of the Purchase Agreement.

3.7           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.

3.8           Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.  No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by Lender and Company.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

3.9           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, Borrower and Lender have each caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BORROWER:
ASSURED PHARMACY INC. By: /s/ Brett Cormier Name: Brett Cormier Title: Chief Financial Officer

LENDER:
BROCKINGTON SECURITIES INC.
By: /s/ Vincent Montenegro Name: Vincent Montenegro Title: Director of Operations